EXHIBIT 23.2



                         [MARCUM & KLIEGMAN LETTERHEAD]





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 16, 2003, which appears on page F-1 of the Annual Report on Form 10-KSB of Nurescell Inc. for the year ended March 31, 2003. Our report includes an explanatory paragraph relating to the Company's ability to continue as a going concern.


                                                       /s/ Marcum & Kliegman LLP

     New York, New York
     July 28, 2003

                                       10